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KPMG Peat Marwick LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402
Telephone 612 305 5000
Telefax 612 305 5039

Independent Auditors' Consent

The Board of Directors
Fortis Money Portfolios, Inc.

We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.


KPMG Peat Marwick LLP

Minneapolis, Minnesota
January 29, 1996